UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2024
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Vacasa, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-41130 (Commission File Number)	87-1995316 (I.R.S. Employer Identification No.)
850 NW 13th Avenue Portland, OR 97209
(Address of principal executive offices) (Zip Code)
(503) 946-3650
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	VCSA	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2024, Craig Gracey notified Vacasa, Inc. (the "Company") of his decision to resign as the Company's principal accounting officer, effective September 6, 2024. Mr. Gracey’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On August 22, 2024, Bruce Schuman, the Company's Chief Financial Officer, was appointed as the Company's principal accounting officer and Chief Accounting Officer, effective September 6, 2024. Mr. Schuman will continue in his role as Chief Financial Officer.

Mr. Schuman, age 53, has served as the Company’s Chief Financial Officer since June 2023. He previously served as Executive Vice President and Chief Financial Officer of Kiavi, Inc. from June 2021 to December 2022. Prior to his time at Kiavi, Mr. Schuman spent over 27 years at Intel Corporation where he served as Vice President and Chief Financial Officer of Intel Capital from March 2020 to June 2021, Vice President and Chief Financial Officer of the Server CPU and Memory Group from May 2019 to March 2020 and Vice President and Chief Financial Officer of the Enterprise and Government Group from January 2017 to May 2019. Mr. Schuman received a BBA in Finance from New Mexico State University.

No changes were made to Mr. Schuman’s compensation in connection with his appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VACASA, INC.

By:	/s/ Robert Greyber
Name:	Robert Greyber
Title:	Chief Executive Officer

Date: August 23, 2024